     As filed with the Securities and Exchange Commission on May 7, 2001

                                                    Registration No. 333-_____
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                             ---------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             ---------------------

                             BANK ONE CORPORATION
            (Exact name of registrant as specified in its charter)

              DELAWARE                                 31-0738296
    (State or other jurisdiction of                 (I.R.S. employer
    incorporation or organization)               identification number)

               1 Bank One Plaza
               Chicago, Illinois                           60670
    (Address of Principal Executive Offices)            (Zip Code)


                             BANK ONE CORPORATION
                         Employee Stock Purchase Plan
                           (Full title of the Plan)

                             Christine A. Edwards
          Executive Vice President, Secretary and Chief Legal Officer
                             BANK ONE CORPORATION
                               1 Bank One Plaza
                           Chicago, Illinois  60670
                    (Name and address of agent for service)

                                (312) 732-3551
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                            Laurence Goldman, Esq.
                             BANK ONE CORPORATION
                               1 Bank One Plaza
                            Chicago, Illinois 60670

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                 Proposed             Proposed
                                                                 Maximum               Maximum
                                              Amount to be    Offering Price          Aggregate               Amount of
   Title of Securities to be Registered        Registered     Per Share/(1)/     Offering Price/(1)/    Registration Fee/(1)/
-----------------------------------------------------------------------------------------------------------------------------
   Common Stock, $0.01 Par Value                5,000,000         $37.88             $189,400,000              $47,350
                                                  shares

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(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of Common Stock reported on the New York Stock Exchange Composite Transactions Tape for May 1, 2001.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

     The following documents heretofore filed by Registrant (File No. 001-15323) with the Commission are incorporated by reference in the Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (b) Registrant's Current Reports on Form 8-K dated January 17, 2001; February 2, 2001; February 23, 2001, as amended by Form 8-K/A dated March 27, 2001; April 9, 2001; and April 17, 2001; and

     (c) The description of Registrant's Common Stock set forth in Registrant's Current Report on Form 8-K dated October 2, 1998.

     All documents filed by Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4. Description of Securities.
        -------------------------

     This item is inapplicable as the securities to be offered are registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

     The validity of the securities offered hereby has been passed upon for the Registrant by Christine A. Edwards. Mrs. Edwards is Executive Vice President, Chief Legal Officer and Secretary of the Registrant and is also a stockholder of the Registrant and a holder of options to purchase shares of the Registrant. At March 31, 2001, Mrs. Edwards was the record and beneficial owner of 112,136 shares of Registrant's Common Stock and held options to purchase 300,000 shares of Registrant's Common Stock.

     The Registrant's consolidated financial statements included in the Form 10-K for the year ended December 31, 2000, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     The Registrant is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with certain litigation.

     The Registrant's Restated Certificate of Incorporation, as amended, provides for indemnification of directors and officers. The provision provides that any person shall to the fullest extent permitted by the General Corporation Law of the State of Delaware be indemnified and reimbursed by the Registrant for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of the Registrant, or of any corporation or organization which the person served in any capacity at the request of the Registrant. The Certificate, as permitted by the General Corporation Law of the State of Delaware, also provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit.

     The Registrant's directors and officers are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which they might incur in such capacity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

     This item is inapplicable.

Item 8. Exhibits.
        --------

     This Registration Statement includes the following Exhibits:

    Exhibit
    Number                        Description of Exhibits
    ------                        -----------------------

    5 Opinion of Counsel to Registrant as to legality of securities being issued.

    23(a)       Consent of Arthur Andersen LLP.

    23(b)       Consent of Counsel to Registrant (included in Exhibit 5 hereof).

    24          Powers of Attorney.

Item 9. Undertakings.
        -------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to Registrant's indemnification provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 4th day of May, 2001.

                                           BANK ONE CORPORATION


                                           By: /s/ CHARLES W. SCHARF
                                               ------------------------------
                                               Charles W. Scharf
                                               Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 4, 2001.

     Signature                       Title
     ---------                       -----

/s/ JOHN H. BRYAN*                   Director
------------------------------
John H. Bryan

/s/ JAMES S. CROWN*                  Director
------------------------------
James S. Crown

/s/ JAMES DIMON*                     Director
------------------------------
James Dimon

/s/ MAUREEN A. FAY, O.P.*            Director
------------------------------
Maureen A. Fay, O.P.

/s/ JOHN R. HALL*                    Director
------------------------------
John R. Hall

/s/ LABAN P. JACKSON, JR.*           Director
------------------------------
Laban P. Jackson, Jr.

/s/ JOHN W. KESSLER*                 Director
------------------------------
John W. Kessler

/s/ RICHARD A. MANOOGIAN*            Director
------------------------------
Richard A. Manoogian

/s/ WILLIAM T. MCCORMICK, JR.*       Director
------------------------------
William T. McCormick, Jr.

/s/ HEIDI G. MILLER*                 Director
------------------------------
Heidi G. Miller

/s/ DAVID C. NOVAK*                  Director
------------------------------
David C. Novak

/s/ JOHN W. ROGERS, JR.*             Director
-------------------------------
John W. Rogers, Jr.

/s/ FREDERICK P. STRATTON, JR.*      Director
-------------------------------
Frederick P. Stratton, Jr.

/s/ ROBERT D. WALTER*                Director
-------------------------------
Robert D. Walter

/s/ WILLIAM J. ROBERTS*              Principal Accounting Officer
-------------------------------
William J. Roberts

/s/ CHARLES W. SCHARF                Principal Financial Officer
-------------------------------
Charles W. Scharf

-------------------------------
*The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers.


                                            /s/ CHARLES W. SCHARF
                                      -----------------------------------
                                            Charles W. Scharf
                                            Attorney-in-Fact

                                 EXHIBIT INDEX

     Exhibit
     Number                  Description of Exhibits
     ------                  -----------------------

     5 Opinion of Counsel to Registrant as to legality of securities being issued.

     23(a)        Consent of Arthur Andersen LLP.

     23(b) Consent of Counsel to Registrant (included in Exhibit 5 hereof).

     24           Power of Attorney.